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                                                                   EXHIBIT 5




                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

           KNOXVILLE OFFICE                                                                                 DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                              REPLY TO:                                   AMSOUTH CENTER
         KNOXVILLE, TN 37902                                   AMSOUTH CENTER                       315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                            315 DEADERICK STREET, SUITE 2700                  NASHVILLE, TN 37238-3001
                                                          NASHVILLE, TN 37238-3001                           (615) 742-6200
            MEMPHIS OFFICE                                     (615) 742-6200
      THE TOWER AT PEABODY PLACE                                                                           MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                            WWW.BASSBERRY.COM                            29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                                                                          NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                                   (615) 255-6161




                                  March 8, 2005



Coventry Health Care, Inc.
6705 Rockledge Drive, Suite 900
Bethesda, Maryland  20817

         RE:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We have acted as counsel for Coventry Health Care, Inc., a Delaware corporation (the "Company"), with respect to the preparation of the Registration Statement on Form S-4, Registration Statement No. 333-123014, (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on February 25, 2005, and amended on March 8, 2005, in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and exchange by the Company (the "Exchange Offer") of up $250.0 million aggregate principal amount of the Company's 5 7/8% Senior Notes due 2012 and $250.0 million aggregate principal amount of the Company's 6 1/8% Senior Notes due 2015, which were issued on January 28, 2005 in a private offering to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States in accordance with Regulation S under the Securities Act (collectively, the "Outstanding Notes"), for up to $250.0 million aggregate principal amount of the Company's 5 7/8% Senior Notes due 2012 and $250.0 million aggregate principal amount of the Company's 6 1/8% Senior Notes dues 2015, respectively, that have been registered under the Securities Act (collectively, the "New Notes"). The Outstanding Notes are issued, and the New Notes will be issued, under Indentures between the Company and Wachovia Bank, National Association, as Trustee (the "Indentures"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the Prospectus contained in the Registration Statement to which this opinion is an exhibit.


         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth. In connection with such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.


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Coventry Health Care, Inc.
March 8, 2005
Page 2


         In connection with this opinion, we have assumed that the Registration Statement will have become effective, and that the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.


         Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the New Notes have been duly executed, authenticated and delivered in accordance with the provisions of the Indentures upon the consummation of the Exchange Offer, such New Notes will be validly issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and general principles of equity.


         Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement.




                                                   Very truly yours,


                                                   /s/ Bass, Berry & Sims PLC